EXHIBIT 99

CERTIFICATION OF PLAN ADMINISTRATIVE COMMITTEE CHAIRPERSON Pursuant to 18 U.S.C.
Section 1350,  as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of
2002 In connection  with the filing with the Securities and Exchange  Commission of the Annual Report of Provident  Financial Group,  Inc.  Retirement Plan. (the
"Plan") on Form 11-K for the period ending December 31, 2002 (the "Report"),  I,
Christopher  J.  Carey,  Plan  Administrative  Committee  Chairperson,  certify, pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the
Sarbanes-Oxley  Act of 2002,  that to the best of my  knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Plan.

/s/ Christopher J. Carey
------------------------
Christopher J. Carey
Plan Administrative Committee Chairperson

June 27, 2003

[A signed  original of this written  statement  required by Section 906 has been provided to Provident Financial Group, Inc. Retirement Plan and will be retained by  Provident  Financial  Group,  Inc.  Retirement  Plan  and  furnished  to the
Securities and Exchange Commission or its staff upon request.]